EXHIBIT 99.1
                                                                    ------------

For Immediate Release                                                  Contacts:
June 1, 2005                                            Walter Berger, EVP & CFO
                                       Kate Snedeker, Media & Investor Relations
                                                                    317.266.0100


               EMMIS COMMUNICATIONS ENTERS INTO A SETTLEMENT WITH
                   HOLDERS OF ITS CONVERTIBLE PREFERRED STOCK;
   EMMIS COMMUNICATIONS' "DUTCH AUCTION" TENDER OFFER WILL PROCEED AS PLANNED

         INDIANAPOLIS, INDIANA - June 1, 2005 - Emmis Communications Corporation (NASDAQ: EMMS) announced today that it has entered into settlement agreements with holders of more than 66 2/3% of its outstanding convertible preferred stock to settle its previously announced lawsuit concerning the anti-dilution provisions of the convertible preferred stock. Successful resolution of the lawsuit allows Emmis' previously announced "Dutch Auction" tender offer to proceed. The expiration time for the "Dutch Auction" tender offer remains 12:00 midnight, New York City time, June 13, 2005, unless extended by Emmis.

         Under the terms of the settlement agreements, Emmis has agreed to call and hold a special meeting of Emmis' shareholders as promptly as practicable to vote on proposed amendments to the terms of the convertible preferred stock. Emmis plans to hold a special meeting of its shareholders at 10:00 am, Indianapolis time, on Monday, June 13, 2005 to consider the proposed amendments to the convertible preferred stock. The proposed amendments require the approval of (i) the holders of 66 2/3% of the outstanding convertible preferred stock, voting as a separate class, and (ii) the holders of the company's Class A Common Stock and Class B Common Stock, voting as a single class. Because of the lawsuit settlement and because Jeffrey H. Smulyan, the holder of common shares representing 48.9% of the combined voting power of Emmis' Common Stock, has informed the company that he intends to vote in favor of the proposed amendments, Emmis expects to obtain the requisite approvals.

         Emmis also announced that it will make certain technical changes to the offer to purchase and will file an amendment to its Schedule TO relating to its "Dutch Auction" tender offer. Among other changes, Emmis will replace the condition to the tender offer relating to success in the convertible preferred stock lawsuit with a condition that the proposed amendments to the convertible preferred stock are approved by its shareholders.

         Attached to this press release is certain financial information that is being disseminated to Emmis' shareholders in connection with the tender offer. All of this information was previously disclosed in either Emmis' Annual Report on Form 10-K for the year ended February 28, 2005 or its offer to purchase for the tender offer.

EMMIS COMMUNICATIONS -- GREAT MEDIA, GREAT PEOPLE, GREAT SERVICE (R)

         Emmis Communications is an Indianapolis-based diversified media firm with radio broadcasting, television broadcasting and magazine publishing operations. Emmis owns 23 FM and 2 AM domestic radio stations serving the nation's largest markets of New York, Los Angeles and Chicago as well as Phoenix, St. Louis, Austin, Indianapolis and Terre Haute, IN. Emmis has recently announced its intent to seek strategic alternatives for its 16 television stations, which could result in the sale of all or a portion of its television assets. In addition, Emmis owns a radio network, international radio stations, regional and specialty magazines and ancillary businesses in broadcast sales and book publishing.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF EMMIS CLASS A COMMON STOCK. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED MATERIALS THAT EMMIS HAS DISTRIBUTED TO ITS SHAREHOLDERS, AS AMENDED. SHAREHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE AND OTHER DOCUMENTS THAT EMMIS HAS FILED AND MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION'S WEB SITE AT WWW.SEC.GOV. SHAREHOLDERS AND INVESTORS ALSO MAY OBTAIN A COPY OF THESE DOCUMENTS, AS WELL AS ANY OTHER DOCUMENTS THAT EMMIS HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, FROM GEORGESON SHAREHOLDER COMMUNICATIONS, INC., THE INFORMATION AGENT FOR THE TENDER OFFER, TOLL FREE AT
(866) 399-8748. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE OFFER.

CERTAIN STATEMENTS INCLUDED ABOVE WHICH ARE NOT STATEMENTS OF HISTORICAL FACT, INCLUDING FINANCIAL DATA FOR QUARTERS OR OTHER PERIODS THAT ARE NOT YET COMPLETED AND STATEMENTS IDENTIFIED WITH THE WORDS "CONTINUES," "EXPECT," "WILL," OR "WOULD," ARE INTENDED TO BE, AND ARE, IDENTIFIED AS "FORWARD-LOOKING STATEMENTS," AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF EMMIS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULT, PERFORMANCE OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS; FLUCTUATIONS IN THE DEMAND FOR ADVERTISING; INCREASED COMPETITION IN THE BROADCASTING INDUSTRY INCLUDING THE IMPLEMENTATION OF COMPETING FORMATS IN LARGE MARKETS; THE ATTRACTION AND RETENTION OF QUALITY TALENT AND OTHER PROGRAMMING; PUBLIC AND GOVERNMENTAL REACTION TO EMMIS PROGRAMMING DECISIONS; CHANGES IN THE COSTS OF PROGRAMMING; CHANGES IN INTEREST RATES; INABILITY TO GROW THROUGH SUITABLE ACQUISITIONS, INCLUDING THE DESIRED RADIO; INABILITY OR DELAY IN CLOSING ACQUISITIONS OR DISPOSITIONS; TERRORIST ATTACKS OR OTHER LARGE-SCALE DISASTERS; WARS AND OTHER EVENTS CREATING ECONOMIC UNCERTAINTY; AND OTHER FACTORS MENTIONED IN DOCUMENTS FILED BY EMMIS WITH THE SECURITIES AND EXCHANGE COMMISSION. EMMIS DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS BECAUSE OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

        ANNEX 1 - SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                      FOR THE "DUTCH AUCTION" TENDER OFFER

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION. The following tables show (a) summary historical financial information about Emmis for the fiscal years ended February 29, 2004 and February 28, 2005 and (b) summary pro forma financial information for the fiscal year ended February 28, 2005, assuming the purchase by us of 20,250,000 shares of Class A common stock in the "Dutch Auction" tender offer at the mid-point price of $18.50 per share for an aggregate purchase price of $375 million plus approximately $15 million of related fees and expenses, financed using the proceeds from approximately $100 million of additional revolving credit borrowings under the amended revolving credit facility of Emmis' principal operating subsidiary, Emmis Operating Company, and the issuance of approximately $290 million of senior notes by Emmis.

         The summary historical financial information for Emmis' fiscal years ended February 29, 2004 and February 28, 2005 have been derived from Emmis' historical financial statements included in Emmis' Annual Report on Form 10-K for the fiscal year ended February 28, 2005, which has been filed with the SEC, and should be read in conjunction with, and is qualified in its entirety by reference to, those financial statements and the related notes thereto.

         The summary pro forma information is based on Emmis' historical financial information for the fiscal year ended February 28, 2005 and gives effect to the "Dutch Auction" tender offer and related debt financing as if they were completed at the beginning of the period for income statement information and at February 28, 2005 for balance sheet information. The impact on interest expense reflected in the pro forma financial information is based on the terms of the existing credit agreement and the amount borrowed under the proposed terms of the $300 million of senior notes, which are subject to change. The anticipated changes in indebtedness, shareholders' equity and interest expense do not adversely affect Emmis' belief in the benefits of the "Dutch Auction" tender offer.

         The pro forma financial information is intended for informational purposes only and does not purport to be indicative of the results that would actually have been obtained if the "Dutch Auction" tender offer had been completed at the dates indicated or that may be obtained at any date in the future.

                                                                      YEAR ENDED
                                                                  FEBRUARY 29, 2004      YEAR ENDED FEBRUARY 28, 2005
                                                                  -----------------    -------------------------------
                                                                        ACTUAL            ACTUAL            PRO FORMA
                                                                  -----------------    -----------         -----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

SELECTED OPERATING DATA:
Net revenues ................................................      $   565,154         $   618,460         $   618,460
Operating income ............................................          104,494             140,375             140,375
Interest expense ............................................           85,958              66,657              94,190
Income (loss) before income taxes, discontinued
     operations, minority interest and cumulative effect
     of accounting change ...................................           18,343             (25,276)            (52,809)
Income (loss) from continuing operations ....................            6,440             (43,703)            (59,947)
Net income (loss)(1) ........................................            2,256            (304,368)           (320,612)
Net income (loss) available to common shareholders ..........           (6,728)           (313,352)           (329,596)
Net income (loss) per share available to common
     shareholders:
   Basic:
   Continuing operations ....................................      $     (0.05)        $     (0.94)        $     (1.92)
   Discontinued operations, net of tax ......................            (0.07)               0.76                1.18
   Cumulative effect of accounting change, net of tax .......               --               (5.40)              (8.45)
                                                                   -----------         -----------         -----------
   Net income (loss) available to common shareholders .......      $     (0.12)        $     (5.58)        $     (9.19)
                                                                   ===========         ===========         ===========

   Diluted:
   Continuing operations ....................................      $     (0.05)        $     (0.94)        $     (1.92)
   Discontinued operations, net of tax ......................            (0.07)               0.76                1.18
   Cumulative effect of accounting change, net of tax .......               --               (5.40)              (8.45)
                                                                   -----------         -----------         -----------
   Net income (loss) available to common shareholders .......      $     (0.12)        $     (5.58)        $     (9.19)
                                                                   ===========         ===========         ===========

Weighted average common shares outstanding:
Basic .......................................................           54,716              56,129              35,879
Diluted .....................................................           54,716              56,129              35,879
Ratio of earnings to fixed charges (2) ......................              1.1                 N/A                 N/A

                                                               AT FEBRUARY 29, 2004          AT FEBRUARY 28, 2005
                                                               --------------------    -------------------------------
                                                                      ACTUAL              ACTUAL            PRO FORMA
                                                               --------------------    -----------         -----------
                                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)

SELECTED BALANCE SHEET DATA:

     Cash and cash equivalents ..............................      $    19,970         $    16,054         $    16,054

     Total current assets ...................................          166,813             164,458             164,458

     Net intangible assets(3) ...............................        1,723,371           1,348,610           1,348,610

     Total assets ...........................................        2,300,569           1,823,035           1,834,035

     Short-term debt ........................................            6,539               7,688               7,688

     Total current liabilities ..............................          156,281             115,941             115,941

     Long-term debt .........................................        1,230,088           1,179,236           1,568,861

     Total liabilities ......................................        1,551,623           1,370,443           1,760,068

     Total shareholders' equity .............................          748,946             452,592              73,967

     Shares outstanding .....................................           55,729              56,473              36,223

     Net book value per share ...............................      $     13.44         $      8.01         $      2.04

----------------

(1) The net loss in the fiscal year ended February 28, 2005 includes a charge of $303.0 million, net of tax, to reflect the cumulative effect of an accounting change in connection with Emmis' adoption of Emerging Issues task Force (EITF) Topic D-108, "Use of the Residual Method to Value Acquired Assets other than Goodwill."


(2) For the fiscal year ended February 28, 2005, earnings were inadequate to cover fixed charges. The deficiency on a historical and pro forma basis was $33.0 million and $60.5 million, respectively. However, earnings as defined included a charge related to loss on debt extinguishment of $97.3 million.


(3) Excludes intangibles of Emmis' two Argentina radio stations sold in May 2004 and Emmis' three Phoenix, AZ radio stations exchanged for WLUP-FM in Chicago, IL in January 2005.